Exhibit 10.3

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO THE DEVELOPMENT AND DISTRIBUTION AGREEMENT

This First Amendment to the Development and Distribution Agreement (the “First Amendment”) is effective as of June 30, 2002 (the “Amendment Effective Date”) between TiVo Inc., a Delaware corporation (“TiVo”), and America Online, Inc., a Delaware Corporation (“AOL”).

RECITALS

WHEREAS, AOL and TiVo are Parties to that certain Development and Distribution Agreement dated as of April 30, 2002 (the “Agreement”); and

WHEREAS, the Parties desire to modify certain terms of the Agreement, as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AOL and TiVo agree as follows:

TERMS

1.    Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given thereto in the Agreement.

2.    Amendments.  The Parties hereby amend the Agreements as follows:

a)
    Section 3.1(d): This Section 3.1(d) shall be deleted and replaced in its entirety with the following: “The Parties acknowledge that they have mutually agreed upon the Acceptance Criteria with respect to the Mercury Application only. In the event that the Parties proceed with the Second Phase, the Parties work in good faith to mutually agree upon Acceptance Criteria for the Second Phase within sixty (60) days of the Second Phase Election, as defined in Section 2.”

b)	Section 3.2: “Each Party’s obligations set forth in this Section 3.2 solely with respect to the AOL TV Application shall be applicable if and only if the Parties proceed with the Second Phase.”

c)
    Section 3.2(b): The word and number “sixty (60)” appearing in the first and seventh lines of Section 3.2(b) shall be stricken and replaced in each instance with the following word and number “ninety (90)”.

d)	Section 3.2(c)(ii): The word “Deliverables” in the first line of Section 3.2(c)(ii) shall be stricken and replace with the words “each Deliverable”.

e)
    Section 3.2(g): The words “the Effective Date” in the first, second and third lines of Section 3.2(g) shall be stricken and replaced with the following words: “the Parties’ agreeing to terms to proceed with the Second Phase”.

f)	Section 4.1: “Each Party’s obligations set forth in this Section 4.1 solely with respect to the AOL TV Application shall be applicable if and only if the Parties proceed with the Second Phase.”

g)
    Section 4.2: The following words shall be added following the closed parenthesis at the end of the first sentence of Section 4.2: “if AOL, in its sole discretion, decides to proceed with the AOL Keyboard.”

h)
    Section 7.1: Section 7.1 shall be stricken in its entirety and replaced with the following: “As of the Amendment Effective Date, AOL has released to TiVo funds in the amount of four million dollars (US $4,000,000). Unless the Parties proceed with the Second Phase, AOL shall have no obligation to make any further payment to TiVo.”

i)	Section 7.2: The following words shall be added before the first sentence of Section 7.2: “This Section 7.2 shall be applicable if and only if the Parties proceed with the Second Phase.”

j)	Section 7.3: The following words shall be added before the first sentence of Section 7.3: “This Section 7.3 shall be applicable if and only if the Parties proceed with the Second Phase.”

k)
    Section 8: The following words shall be added immediately after the Section 8 heading “Distribution, Marketing and Promotion”: “Obligations with respect to the AOL TV Application, an AOL TV-Enabled Product, the TiVo Platform and TiVo Service as AOL-TV enabled, and any promotion, marketing or distribution thereof shall be applicable if and only if the Parties proceed with the Second Phase.”

l)
    Section 9: The following words shall be added immediately after the Section 9 heading “Support”: “Support obligations in this Section 9 relating to the AOLTV Application or the AOL TV-Enabled Product shall be applicable if and only if the Parties proceed with the Second Phase.”

m)
    Section 10.6(c): The following words shall be added immediately prior to the first sentence of Section 10.6(c): “This Section 10.6(c) shall be applicable if and only if the Parties proceed with the Second Phase.”

n)
    Section 10.6(d): The following words shall be added immediately prior to the first sentence of Section 10.6(d): “This Section 10.6(d) shall be applicable if and only if the Parties proceed with the Second Phase Election.”

o)	Section 10.7: The following words shall be added immediately prior to the words “Section 1” in the fifth line of Section 10.7, “if and only if the Parties proceed with the Second Phase Election.”

p)
    Schedule 2: Schedule 2 shall be stricken in its entirety and replaced with the amended Schedule 2 attached hereto. For purposes of clarity, any reference in the Agreement to Schedule 2, Milestone Schedule or Specifications shall be deemed a reference to the aforementioned contained in the amended Schedule 2 attached hereto.

q)
    Schedule 4: The following words shall be added immediately following the close parenthesis appearing at the end of the eleventh line of Section 8.2(b)(iv): “if the Parties have proceeded with the Second Phase as of the date of such claim, or [*] if the Parties have not proceeded with the Second Phase Election as of the date of such claim.”

r)	Schedule 11: The Parties agree and acknowledge that they will amend Schedule 11 to reflect [*] from [*] with [*].

3.    Effectiveness of Agreement.  Upon execution of this Amendment, any source code escrow agreements between the Parties shall terminate, and all Deposit Materials shall be returned to TiVo. Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Agreement, or any amendment or addendum thereto. In the event of any conflict

[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

between the Agreement, this Amendment or any other amendment or addendum thereof, the document later in time shall prevail.

4.    Other Terms.  Except as provided in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect, and the Parties hereto acknowledge that such terms and conditions are in full force and effect as of the Amendment Effective Date.

5.    Counterparts and Facsimile Delivery.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same document. The Parties may sign and deliver this Amendment by facsimile transmission.

IN WITNESS WHEREOF, AOL and TiVo have executed this First Amendment effective as of the Amendment Effective Date.

TIVO, INC.	AMERICA ONLINE INC.

/s/ Michael Ramsay	/s/ Edward Prince
(Signature)	(Signature)

Michael Ramsay	Edward M. Prince Jr.
(Name)	(Name)

CEO	Vice President
(Title)	(Title)

Sept. 13, 2002	Sept. 27, 2002
(Date)	(Date)

[*]

[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

2-1